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                                                                  EXHIBIT (12)

                                                 THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                 ---------------------------------------------
                                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               -------------------------------------------------
Amounts in millions
                                                                                                            Three Months Ended
                                                                       Years Ended June 30                     September 30
                                                     ----------------------------------------------------   -------------------
                                                       1999       2000       2001       2002       2003       2002       2003
                                                     --------   --------   --------   --------   --------   --------   --------
EARNINGS, AS DEFINED
--------------------
  Earnings from operations before income taxes
    and before adjustments for minority interests
    in consolidated subsidiaries and after
    eliminating undistributed earnings of equity
    method investees                                 $ 5,866    $  5,474    $ 4,574    $ 6,442    $ 7,760    $ 2,278    $ 2,541

  Fixed charges                                          751         811        872        687        657        166        166
                                                     --------   ---------   --------   --------   --------   --------   --------
     TOTAL EARNINGS, AS DEFINED                      $ 6,617    $  6,285    $ 5,446    $ 7,129    $ 8,417    $ 2,444    $ 2,707
                                                     ========   =========   ========   ========   ========   ========   ========

FIXED CHARGES, AS DEFINED
-------------------------
  Interest expense                                   $   650    $    792     $  794    $   603    $   561    $   144    $   141
  1/3 of rental expense                                  101          89         78         84         96         22         25
                                                     --------   ---------    -------   --------   --------   --------   --------
     TOTAL FIXED CHARGES, AS DEFINED                 $   751    $    881     $  872    $   687    $   657    $   166    $   166
                                                     ========   =========   ========   ========   ========   ========   ========

     RATIO OF EARNINGS TO FIXED CHARGES                  8.8         7.1        6.2       10.4       12.8       14.7       16.3
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